Exhibit 99.1

Ipsidy Announces Results for First Quarter 2017

LONG BEACH, N.Y., August 7, 2017 -- Ipsidy Inc. (www.ipsidy.com) [OTC:IDGS], (formerly known as ID Global Solutions Corporation), a provider of secure, biometric identification, identity management and electronic transaction processing services, today announced its results for the quarter ended March 31, 2017.

Financial Highlights for the Quarter Ended March 31, 2017

●	Total revenue for the quarter was $0.6 million, compared to $0.3 million for the quarter in 2016.

●	Net loss for the quarter was $8.7 million, compared to net income of $7.7 million for 2016 (The net income in 2016 was driven by a $12.9 million gain on the reduction of the derivative liability).

●	Basic and diluted net loss per share for the quarter was $0.03 cents, compared to basic net income per share of $0.04 cents and diluted net loss per share of $0.02 cents for 2016.

●	Adjusted EBITDA loss for the quarter was $1.6 million, compared to $1.0 million in 2016, as the Company invested in people, infrastructure and technology to support on-going and future operations.

●	Converted outstanding debt and accrued interest in the amount of approximately $6.3 million into approximately 84.8 million shares of common stock.

●	Repaid an additional $0.3 million of outstanding debt, cancelled 3.6 million warrants and cancelled 2.5 million shares of the Company’s common stock.

●	Secured $7.0 million of additional debt and equity financing.

●	Total liabilities reduced to $4.5 million compared to liabilities of $25.8 million as of December 31, 2016 and stockholders’ equity increased to $12.9 million compared to a stockholders’ deficit of $13.3 million as of December 31, 2016.

The combination of the above events is reflected in the substantial improvement in the Company’s balance sheet and provided near-term working capital.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

●	Announced the appointment of Philip Beck as Chairman of the Board of Directors, Chief Executive and President and Stuart Stoller as CFO on January 31, 2017.

●	Continued process improvements to the Company’s MultiPay bill pay transaction platform in Colombia.

●	Continued development of the Ipsidy identity transaction platform

●	Continued development of a digital payment processing platform comprising modules for payment card issuance, HCE, tokenization, and a consumer mobile wallet as well as a merchant acquiring gateway and mobile point of sale, and mobile-commerce, beacon marketing and loyalty products.

“Ipsidy is redefining identity as a transaction so that it can be managed as easily and securely as a payment transaction,” said Philip Beck, Chairman and Chief Executive Officer of Ipsidy. “We are enabling our identity transaction platform to provide our customers with reimagined solutions that let a user authenticate their identity to their own device. Our platform facilitates the processing of diverse electronic transactions, be they payments, votes, or physical or digital access, embedded with the participant’s identity.”

In a world that is increasingly digital and mobile, but also fraught with account breaches and stolen identity information, our vision is to offer solutions that provide pre-transaction verification of identity as well as embed identity verification within every electronic transaction message processed through our platform, or other electronic systems. We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly verified. Ipsidy is therefore developing solutions intended to provide our customers with the next level of transaction security, control and certainty operating in both physical and digital environments leveraging mobile eco-systems.

We are building upon our existing capabilities in biometric identification and multi-factor identity management solutions to develop an identity transaction platform for our customers. The platform enables mobile users to more easily authenticate their identity to a mobile phone or portable device of their choosing (as opposed to other identity solutions requiring dedicated hardware). Our system allows participants to complete transactions with a digitally signed authentication response, including the underlying transaction data and embedded attributes of the participant’s identity, accessible to the business.

Our strategy is to leverage our identity transaction platform to support a variety of vertical markets. These vertical markets include but are not limited to border security, public safety, public transportation, enterprise security, electronic payments transactions and banking. In addition, our platform is designed to be highly available and language agnostic thereby accessible to customers around the world. We believe that the various technologies that Ipsidy is developing and has acquired can be combined into a unified offering.

Ipsidy’s digital mobile wallet application, or electronic account holder, will contain different services and accounts that enable users to conveniently and securely authenticate and authorize a variety of electronic transactions, using their identity. For example, our closed-loop payment account and digital issuance platform is intended to offer secure and cost-effective methods of conversion of cash and paper to electronic payments. Consumers accessing this system, using their mobile phones, electronic devices, or smart card payment tokens will be able to participate in the digital economy thereby facilitating financial inclusion for the un-banked and under banked population around the globe. Another example is for consumers and employees to use their mobile application to verify identity, in order to access secure, digital or physical environments.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the Quarter ended March 31, 2017 filed at www.sec.gov and posted on the Company’s investor relations website.

About Ipsidy:

Ipsidy is a provider of secure, biometric identification, identity management and electronic transaction processing services. Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia www.multipay.com.co and Cards Plus in South Africa. www.cardsplus.co.za. In a world that is increasingly digital and mobile, our vision is to enable solutions that provide pre-transaction verification of identity as well as embed identity verification within every electronic transaction message processed through our platform, or other electronic systems. We believe that it is essential that businesses and consumers know who is on the other side of an electronic transaction and have an audit trail, proving that the identity of the other party was duly verified. We are therefore developing solutions intended to provide our customers with the next level of transaction security, control and certainty. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Philip D. Beck, Chairman, CEO & President Stuart P. Stoller, CFO	PhilipBeck@ipsidy.com StuartStoller@ipsidy.com

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2016 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (5) derivative income (expense) and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1

Reconciliation of Net Loss to Adjusted EBITDA
	Quarter Ended March 31,
	2017	2016
Net Loss	$(8,669,092)	$(7,692,510)
Interest Expense	604,015	926,752
Conversion of debt, etc.	4,106,651	—
Gain on derivative liability	—	(12,941,663)
Depreciation and amortization	109,534	147,052
Taxes	—	—
Stock compensation	2,294,160	3,214,732

Adjusted EBITDA	$(1,554,732)	$(960,617)

IPSIDY INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash	$4,946,012	$689,105
Accounts receivable, net	112,634	138,359
Current portion of net investment in direct financing lease	48,734	44,990
Inventory	147,816	150,679
Other current assets	388,200	166,479
Total current assets	5,643,396	1,189,612

Property and Equipment, net	268,386	115,682
Other Assets	693,872	358,343
Intangible Assets,	3,388,149	3,474,291
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current	658,877	674,015
Total assets	$17,388,723	$12,547,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,089,020	$1,687,900
Convertible notes payable,	—	250,000
Derivative	—	8,388,355
Capital lease obligation, current portion	25,071	—
Notes payable, net, current portion	45,646	109,819
Deferred revenue	255,657	398,680
Total current liabilities	2,415,394	10,834,754

Long-term Liabilities:
Convertible notes payable, net, less current maturities	—	2,245,596
Notes payable, net, less current maturities	1,943,526	3,051,603
Capital lease obligation, net of current portion	136,379
Derivative liability, net of current portion	—	9,668,276
Total long-term liabilities	2,079,905	14,965,475
Total liabilities	4,495,299	25,800,229

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value, 500,000,000 shares authorized; 344,093,411 and 234,704,655 shares issued and outstanding as of March 31, 2017 and December 31, 2016,	34,409	23,470
Additional paid in capital	70,952,037	35,341,669
Stock subscription receivable	(830,000)	—
Accumulated deficit	(57,595,085)	(48,925,993)
Accumulated comprehensive income	332,063	308,611
Total stockholders’ equity (deficit)	12,893,424	(13,252,243)
Total liabilities and stockholders’ equity (deficit)	$17,388,723	$12,547,986

IPSIDY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2017	2016
Revenues:
Products and services	$565,545	$320,746
Lease income	19,144	—
Total revenues, net	584,689	320,746

Operating Expenses:
Cost of Sales	149,129	118,110
General and administrative	4,255,382	4,392,886
Research and development	28,948	29,072
Depreciation and amortization	109,534	103,079
Total operating expenses	4,543,115	4,643,147

Loss from operations	(3,958,422)	(4,322,401)

Other Income (Expense):
(Loss) gain on derivative liability	(452,146)	12,941,663
Gain on extinguishment of debt	2,802,235	—
(Loss) on conversion of debt	(5,978,643)	—
(Loss) on modification of warrant(s)	(158,327)	—
(Loss) on modification of derivatives	(319,770)	—
Interest expense	(604,015)	(926,752)
Other income (expense), net	(4,710,666)	12,014,911

Income loss before income taxes	(8,669,092)	7,692,510

Income Taxes	—	—

Net (loss)	$(8,669,092)	$7,692,510

Net (loss) income per share - Basic	$(0.03)	$0.04

Net (loss) income per share - Diluted	$(0.03)	$(0.02)

Weighted Average Shares Outstanding - Basic	295,596,151	210,816,797

Weighted Average Shares Outstanding - Diluted	295,596,151	270,712,051

IPSIDY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING
Net loss	$(8,669,092)	$7,692,510
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	109,534	103,079
Stock-based compensation	2,294,160	3,214,732
Common stock issued for services	42,376	270,000
Amortization of debt discount	235,985	655,817
Amortization of debt issuance costs	268,954	167,700
Loss (gain) on derivative liability	452,146	(12,941,663)
Gain on extinguishment of notes payable	(2,802,235)	—
Loss on modification of derivatives	319,770	—
Loss on modification of warrants	158,327	—
Loss on conversion of debt	5,978,643	—
Changes in operating assets and liabilities:
Accounts receivable	25,725	731,004
Lease receivable	11,394	—
Other current assets	(226,174)	(32,200)
Inventory	2,863	(74,261)
Accounts payable and accrued expenses	736,535	(284,877)
Deferred revenue	(143,012)	(70,116)
Net cash flows from operating activities	(1,204,101)	(568,275)

CASH FLOWS FROM INVESTING
Purchase of property and equipment	(4,563)	(11,307)
Investment in other assets including work in process	(343,655)	(20,157)

Cash acquired in acquisitions	—	419,042
Net cash flows from investing activities	(348,218)	387,578

CASH FLOWS FROM FINANCING
Proceeds from issuance of notes payable and common stock	3,000,000	100,000
Payment of debt issuance cost	(86,331)	—
Proceeds from sale of common stock	2,880,710	—

Principal payments on capital lease obligations	(1,957)
Principal payments on notes payable	(14,173)	(16,372)
Net cash flows from financing activities	5,778,249	83,628

Effect of foreign currencies	30,977	57,229

Net Change in Cash	4,256,907	(39,840)
Cash, Beginning of Period	689,105	349,873
Cash, End of Period	$4,946,012	$310,033

Supplemental Disclosure of Cash Flow
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Non-cash Investing and Financing Activities:
Issuance of common stock for conversion of debt and related interest	$21,609,673	$21,122

Issuance of common stock for debt issuance	$224,460	$76,000
Reclassification of derivatives upon removal of price protection in warrants	$7,614,974	$—
Reclassification of derivative liabilities upon conversion into common stock	$—	$316,734
Acquisition of equipment due to a capital lease	$163,407	$—
Acquisition of FIN Holdings (2016):
Issuance of common stock as consideration	$—	$9,000,000
Assumed liabilities	—	914,218
Inventory	—	(112,408)
Accounts receivable	—	(311,867)
Property and equipment	—	(100,339)
Intangible assets	—	(8,970,562)
Cash acquired	$—	$419,042